CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information, constituting part of this Post-Effective Amendment No. 2 to the Registration Statement No. 333-19925 on Form N-4 (the "Registration Statement"), of (1) our report dated February 8, 1999 relating to the financial statements of Separate Account A of The Equitable Life Assurance Society of the United States for the year ended December 31, 1998, and (2) our report dated February 8, 1999 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 1998, which reports appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registration Statment. We also consent to the reference to us under the headings "custodian and Independent Accountants" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP
    New York, New York
    April 29, 1999